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                                                                   Exhibit 23.7

We hereby consent to the reference to this firm under the caption "Legal Matters" in the Prospectus dated August 8, 2003 forming part of Amendment No. 1 to Registration Statement on Form F-3 (No. 333-107378) of Nam Tai Electronics, Inc. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

/s/ White & Case LLP

New York, New York
August 8, 2003